Exhibit 1.1

ARMOUR RESIDENTIAL REIT, INC.
3,000,000 SHARES OF
7.00% SERIES C CUMULATIVE REDEEMABLE PREFERRED STOCK

UNDERWRITING AGREEMENT
January 23, 2020

B. Riley FBR, Inc.
As representative of the several underwriters
c/o B. Riley FBR, Inc.
299 Park Avenue, 7th Floor
New York, NY 10171

Ladies and Gentlemen:
ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”) that is externally managed by ARMOUR Capital Management LP, a Delaware limited partnership (the “Manager”), proposes to issue and sell to the several Underwriters on Schedule A hereto (the “Underwriters”), for whom B. Riley FBR, Inc. is acting as representative (in such capacity, the “Representative”), 3,000,000 shares (the “Firm Shares”) of the Company’s 7.00% Series C Cumulative Redeemable Preferred Stock, par value $0.001 per share and liquidation preference of $25.00 per share (the “Series C Stock”), a series of the Company's preferred stock, $0.001 par value per share (the “Preferred Stock”). In addition, the Company proposes to grant to the Underwriters the option to purchase from the Company up to 450,000 additional Preferred Shares (the “Option Shares”), to cover overallotments, if any. The Firm Shares and, if and to the extent such option is exercised, the Option Shares are hereinafter collectively referred to as the “Shares.”
The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form S-3 (File No. 333-224469), which became effective upon filing on April 26, 2018 (the “Effective Date”) under Rule 462(e) of the Rules and Regulations (“Rule 462(e)”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the

“new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The Company has prepared a prospectus supplement to the Base Prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”) and has or will file such Prospectus Supplement with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the forms in which such Base Prospectus or Prospectus Supplement has been or is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the “Offering”) which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and published rules and regulations thereunder (the “Exchange Act Regulations”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement.
As used in this Agreement:
“Applicable Time” means 4:30 P.M., New York time, on the date of this Agreement.
“General Disclosure Package” means any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together.
“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule C to this Agreement.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof immediately prior to the Applicable Time.
“Prospectus Delivery Period” means such period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales as contemplated by this Agreement by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172.
The Company and the Underwriters agree as follows:
1.The Offering. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, severally and not jointly, the aggregate principal amount of Firm Shares set forth opposite the name of such Underwriter on Schedule A, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company at the price (the “Purchase Price”) set forth in Schedule B hereto the aggregate principal amount of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto subject to adjustment in accordance with Section 7 hereof.

In addition, the Company hereby grants to the several Underwriters the option to purchase and, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Option Shares, for the sole purpose of covering overallotments made in the offering of the Firm Shares, at the same Purchase Price to be paid by the Underwriters for the Firm Shares (without giving effect to any accrued interest from the Closing Date to the Additional Closing Date). This option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time in whole or in part by written notice from the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount of Option Shares as to which the option is being exercised and (ii) the date, time and place at which such Option Shares are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase may be simultaneous with, but shall not be earlier than the Time of Purchase (as defined below) and shall not be earlier than two nor later than five full business days after delivery of such notice of exercise. The aggregate principal amount of Option Shares to be sold to each Underwriter shall be the aggregate principal amount which bears the same proportion to the total aggregate principal amount of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total aggregate principal amount of Firm Shares, subject to adjustment in accordance with Section 7 hereof. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

2.	Representations and Warranties of the Company The Company and the Manager represent and warrant to the Underwriters and agree with the Underwriters, as follows:

(a)Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of the Pricing Prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at any other subsequent time until the expiration of the Prospectus Delivery Period (as defined below) and at each Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Pricing Prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, at any other subsequent time until the expiration of the Prospectus Delivery Period, and at each Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Pricing Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.
(a)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Rules and Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Rules and Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163. Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 of the Rules and Regulations.

(c)Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(d)Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, (C) at the date of this Agreement and (D) at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(e)Independent Accountants. Deloitte & Touche LLP (“Deloitte”), who expressed its opinion with respect to the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the Securities Act, the Rules and Regulations, the Exchange Act, the Exchange Act Regulations and the Public Accounting Oversight Board.

(f)Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in all material respects, in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Any pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included in the Registration Statement, the General Disclosure Package and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Securities Act or the Rules and Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents in all material respects the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)No Material Adverse Change. Except as stated in the Registration Statement, the General Disclosure Package or the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly dividends on the Company’s common stock, par value $0.001 per share (the “Common Stock”) and regular dividends on the Company’s 7.875% Series B Cumulative Redeemable Preferred Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its capital stock.

(h)Good Standing of the Company and the Manager. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland. The Manager is a limited partnership organized under the Delaware Limited Partnership Act and in good standing as a limited partnership in the state of Delaware. Each of the Company and the Manager has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under, and to consummate the transactions contemplated in, this Agreement. Each of the Company and the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a material adverse effect in (A) the condition, financial or otherwise, or in the earnings, business affairs, business prospects or properties of the Company and the Manager and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) the ability of the Company and the Manager to enter into and perform any of their obligations under, or to consummate any of the transactions contemplated in, this Agreement (collectively, a “Material Adverse Effect”).

(i)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, all of the outstanding shares of capital stock of or other equity interests in each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through other subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary or any other person or entity.

(j)Capitalization. The capitalization of the Company is set forth under the caption “Capitalization” in the General Disclosure Package and Prospectus, the Series C Stock conforms in all material respects to the description thereof contained under the caption “Description of the Series C Preferred Stock” in the General Disclosure Package and Prospectus and the Common Stock conforms in all material respects to the description thereof contained under the caption

“Description of Capital Stock - Shares of Common Stock” in the General Disclosure Package and Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and has been listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(k)Listing of the Shares. The Company has applied to have the Shares listed for trading on the NYSE.

(l)Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Manager.

(m)Authorization and Description of the Shares. The Shares have been duly authorized for issuance and sale by the Company pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in this Agreement, will be validly issued and fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company or any other person or entity. The Preferred Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder. The shares of the Common Stock issuable upon conversion of the Shares have been duly and validly authorized and, when issued in accordance with the terms of the articles supplementary setting forth the rights and preferences of the Series C Stock (the “Articles Supplementary”), will be fully paid and nonassessable, issued in compliance with all applicable state, federal and foreign securities laws and will not have been issued in violation of or subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has reserved for future issuance a sufficient number of shares of Common Stock to be issued upon conversion of the Shares.

(n)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or have been waived.

(o)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries are (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries are subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale thereof as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(p)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Manager, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which could, singly or in the aggregate, result in a Material Adverse Effect.

(q)Absence of Proceedings. Except as stated in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company and the Manager, threatened, against or affecting the Company, the Manager or any of their respective subsidiaries, which could, singly or in the aggregate, result in a Material Adverse Effect. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries are a party or of which any of their respective properties, assets or operations are the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(r)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(s)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the Company’s due authorization, execution and delivery of, or performance of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Shares or the consummation of the transactions contemplated in this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Rules and Regulations, the rules of the NYSE, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(t)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, could, singly or in the aggregate, result in a Material Adverse Effect.

(u)Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to its rights under any of the leases or subleases mentioned above or affecting or questioning its rights to the continued possession of the leased or subleased premises under any such lease or sublease.

(v)Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict, if the subject of an unfavorable decision, ruling or finding), invalidity or inadequacy could, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented reasonable backup, security and disaster recovery technology, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), nor any incidents under internal review or investigations relating to the same.

(w)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(x)Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and Rule 15d-15 of the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act Regulations) that are designed to ensure that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(y)Sarbanes-Oxley. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (“SOX”) that are currently effective and the rules and regulations promulgated in connection therewith.

(z)Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company and its subsidiaries through the fiscal year ended 2017 have been settled and no assessment in connection therewith has been made against the Company or any of its subsidiaries. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(bb)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(cc)    Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any such affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the Exchange Act.

(ee)    Foreign Corrupt Practices Act. None of the Company, the Manager, any of their respective subsidiaries or, to the knowledge of the Company, the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Manager or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)    Money Laundering Laws. The operations of the Company, the Manager and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company, the Manager or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Manager, threatened.

(gg)    OFAC. None of the Company, the Manager or any of their respective subsidiaries or, to the knowledge of the Company, the Manager, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or the Manager or any of its subsidiaries is (A) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hh)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(ii)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj)    No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares.
(kk)    No Real Property Holding Corporation Status. At any time since its inception, the Company has not been a United States real property holding corporation within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

(ll)    REIT Election. The Company made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ended December 31, 2009 and has not and will not revoke such election with respect to any taxable year through its taxable year ended December 31, 2020. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s actual and proposed method of operation as set forth in the Registration Statement and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Prospectus are true, complete and correct in all material respects.

(mm)    Description of Operations and Business. The description of the Company’s organization and actual and proposed method of operation set forth in the Registration Statement and the Prospectus is accurate and presents fairly the matters referred to therein in all material respects; the Company’s operating policies and investment guidelines described in the Registration Statement and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

(nn)    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any Significant Subsidiary or the Manager or any other person required to be described in the Prospectus that have not been described as required.

(oo)    Employee Benefit Plans. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) established or maintained by the Company, or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliates” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(pp)    No Non-Compete Obligations. To the Company’s knowledge, no director or officer is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect each director’s or officer’s ability to be and act in the capacity of a director or officer of the Company.

(qq)    No Unlawful Influence. The Company has not offered, or caused any Underwriter to offer, the Shares to any person or entity with the intention of unlawfully influencing a journalist or publication to write or publish favorable information about the Company or any such affiliate.

Any certificate signed by any officer or other authorized signatory of the Company or the Manager and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Manager, as applicable, to the Underwriters as to the matters covered thereby.
3.The Closing.

(a)Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of such Firm Shares to or as designated by the Representative through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time, on January 28, 2020 (such date, the “Closing Date”). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made at the Time of Purchase in such names and in such denominations as the Representative shall specify.

(b)Payment of the purchase price for the Option Shares shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Shares. Electronic transfer of the Option Shares shall be made at the Additional Time of Purchase in such names and in such denominations as the Representative shall specify.

(c)Delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., New York time, on the Closing Date or the Additional Closing Date, as the case may be, at the offices of Duane Morris LLP, 1540 Broadway, New York, New York 10036.

4.Further Covenants and Agreements of the Company

(a)Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

(i)To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Company and the Representative, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Company and the Representative, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; to notify the Representative promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus to the Representative, for review within an amount of time that is reasonably practical under the circumstances and prior to filing, and to file no such amendment or supplement to which the Representative shall have reasonably objected in writing; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(ii)Prior to the Closing Date, the Board of Directors of the Company and the pricing committee of the Board of Directors, shall adopt the Articles of Supplementary designating the “Series C Cumulative Redeemable Preferred Stock” and establishing the rights, preferences and entitlements thereof, which shall conforms in all material respects to the description thereof in the Registration Statement, the Prospectus and the General Disclosure Package. The Company shall file such Articles of Supplementary with the Department of Assessments and Taxation of the State of Maryland, accompanied by all fees required to be paid therewith, and cause the Articles of Supplementary to become effective on or prior to the Closing Date.

(iii)To prepare a final term sheet for the Shares, containing solely a description of final terms of the Shares and the offering thereof, in the form approved by you and attached as Schedule D hereto and to file such term sheet pursuant to, and within the time required by, Rule 433(d).

(iv)That, unless it obtains the prior written consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”), other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 4(b) hereof; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show, if any. The Company shall furnish to the Representative, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto to be prepared by or on behalf of, used by, or referred to by the Company. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(v)If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, and upon the Representative’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(vi)To the extent not available on the Commission’s EDGAR system, to make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(vii)To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(viii)To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(ix)Until the Representative shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, and except to the extent expressly set forth in the General Disclosure Package as part of the offering contemplated hereby, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(x)To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(xi)Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, the Series C Stock or any securities of the Company that are substantially similar to the Preferred Stock (excluding, for the avoidance of doubt, Common Stock) issued or guaranteed by the Company or any securities convertible into or exchangeable or exercisable for the Series C Stock or any securities of the Company that are substantially similar to the Preferred Stock (excluding, for the avoidance of doubt, Common Stock) issued or guaranteed by the Company or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing for a period of 30 days after the date hereof without the prior written consent of the Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to the registration of the Shares and the sales to the Underwriters pursuant to this Agreement.

(xii)To cooperate with the Representative and use its commercially reasonable efforts to permit the offered Shares to be eligible for clearance and settlement through the facilities of DTC.

(xiii)To use its reasonable best efforts to list, effect and maintain, subject to notice of issuance, the Shares on the NYSE.

(xiv)Until the Representative shall have notified the Company of the completion of the offering of the Shares, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(xv)To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Shares to be delivered at such time.

(b)Covenants of the Manager. The Manager covenants and agrees with each underwriter as follows: The Manager will not, and will cause its subsidiaries and affiliates over which the Manager exercises control not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Shares.

5.	Payment of Expenses.
The Company agrees to pay, or reimburse if paid by the Underwriters, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses of counsel to the Underwriters incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) all costs and expenses incident to listing the Shares on the NYSE; (f) the fees and expenses of counsel for the Underwriters incurred in connection with qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) the fees and expenses of any transfer agent, registrar or depository with respect to the Shares; (h) the expenses and application fees incurred in connection with the approval of the Shares for book-entry transfer by DTC; (i) the offering-related expenses incurred by the Underwriters, including reasonable fees and disbursements of counsel to the Underwriters, in an aggregate amount not to exceed $50,000, and (j) all other costs and expenses of the Company incident to the offering of the Shares by, or the performance of the obligations of, the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company personnel in connection with any “road show”). The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for its own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel). The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representative prior to Closing) to be paid by the Company to the Underwriters and others.
6.Conditions to the Obligations of the Underwriters, and the Sale of the Shares. The obligations of the Underwriters hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase or the Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein (except for inaccuracies that would not result in a Material Adverse Effect), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its obligations hereunder, and to each of the following additional terms and conditions:

(a)No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)    The Registration Statement or any amendment or supplement thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, shall contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c)    The Company shall have furnished to the Representative a certificate of the Company and the Manager, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer of the Company and the Manager stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus and which has not been so set forth, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company and the Manager in this Agreement are true and correct, except for inaccuracies that would not result in a Material Adverse Effect, and the Company and the Manager have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change or development in the business of the Company and its Subsidiaries, taken as a whole, except as set forth in the Prospectus.

(d)    Since the date of the latest audited financial statements with respect to the Company and its Subsidiaries included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock of the Company or any change in the long-term debt of the Company and its Subsidiaries, taken as a whole, or any change or any development in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(e), would result in a Material Adverse Effect.

(e)    No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect.

(f)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; (iv) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(g)    The Representative shall have received an opinion and negative assurance letter of Holland & Knight LLP, counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, covering such matters as the Underwriters shall reasonably request.

(h)    The Representative shall have received an opinion as to tax matters of Mayer Brown LLP, tax counsel for the Company, dated the Closing Date or the Additional Closing Date, as the case may be, covering such matters as the Underwriters shall reasonably request.

(i)    The Representative shall have received the favorable opinion of Duane Morris LLP, counsel for the Underwriters, dated the Closing Date or the Additional Closing Date, as the case may be, and covering such matters as the Underwriters shall reasonably request.

(j)    The Representative shall have received from Deloitte & Touche LLP letters dated, respectively, the date hereof, the Closing Date and, if applicable, the Additional Closing Date, in form and substance satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the General Disclosure Package, the Prospectus and the Registration Statement.

(k)    The Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Shares as herein contemplated.
If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated in the absolute discretion of either Representative by written notice to the Company at any time on or prior to the Closing Date and, with respect to the Option Shares, at any time on or prior to the applicable Additional Closing Date, which termination shall be without liability on the part of any party to any other party (except to the extent provided in

Section 8 hereof), except that Sections 5, 6, 8 and 9 shall at all times be effective and shall survive such termination.

7.	Increase in Underwriters’ Commitments.
Subject to Section 6 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof) and if the aggregate principal amount of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate principal amount of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representative may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.
Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the Representative’s approval).
If a new Underwriter or Underwriters are substituted by the Representative or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or the Representative shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the General Disclosure Package and other documents that may be effected.
The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 7 with like effect as if such substituted Underwriter had originally been named in Schedule A.
If the aggregate principal amount of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total aggregate principal amount of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day-period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, then this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter (except as provided in Section 8) and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

8.	Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates and each of their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each, an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined in Section 15 hereof). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company or the Manager may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any

Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel as set forth herein, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of an Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 8 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties. Subject to this Section 8(d), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)    If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), Section 8(b) or Section 8(c), then each applicable indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 8(f) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(f) but also the relative fault of the Company on the one hand and each of the respective Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(f) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter hereunder less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.
No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
9.Absence of Fiduciary Relationship. The Company and the Manager acknowledge and agree that:

(a)the Underwriters’ responsibility to the Company and the Manager is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the

Manager on one hand, and any Underwriter on the other has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether such Underwriter has advised or is advising the Company or the Manager on other matters;

(b)the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company and the Manager are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)no Underwriter has advised, and no Underwriter is advising, the Company, the Manager or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d)the Company and the Manager shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or the Manager with respect thereto;

(e)no Underwriter has or will be rendering an opinion to the Company or the Manager as to the fairness of the terms of the offering of the Shares;

(f)it has been advised that each Underwriter, and their respective affiliates, are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Manager and no Underwriter has an obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship; and

(g)each of the Company and the Manager waives, to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that each Underwriter shall not have any liability (whether direct or indirect) to the Company or the Manager in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including stockholders, employees or creditors of the Company or the Manager.

10.Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Manager and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnity of the Underwriters shall be for benefit of the Company Indemnified Parties.

11.Survival of Indemnities, Representations, Warranties, Etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Manager and the Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company, the Managers or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.
12.Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)if to the Underwriters, shall be delivered or sent by mail, overnight courier or email to B. Riley FBR, Inc., 299 Park Avenue, 7th Floor, New York, New York 10171, Attention: Syndicate Department, Email: capitalmarkets@brileyfbr.com, with a copy to Duane Morris LLP, 1540 Broadway, New York, New York 10036, Attn: Dean M. Colucci, Email: DMColucci@duanemorris.com.

(b)if to the Company, shall be delivered or sent by mail, overnight courier or email to ARMOUR Residential REIT, Inc., 3001 Ocean Drive Suite 201, Vero Beach, Florida 32963, Attention: James Mountain, CFO, Email: jrm@armourcap.com, Facsimile: (561) 348-2408, with a copy to Holland & Knight LLP, 701 Brickell Avenue, Suite 3300, Miami, FL 33131, Facsimile: (305) 789-7799, Attention: Bradley D. Houser, Email: Bradley.Houser@hklaw.com.

13.Definition of Certain Terms. For purposes of this Agreement “business day” means any day on which the NYSE is open for trading.

14.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.Underwriter’s Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the General Disclosure Package, the Prospectus and in the Registration Statement: the first two sentences of the third paragraph under the section titled, “Underwriting (Conflicts of Interest)” and the information contained in paragraphs nine, ten and eleven (relating to stabilizing transactions and the Underwriters’ services) and thirteen (relating to the Underwriters’ services) under the section titled, “Underwriting (Conflicts of Interest).”

16.Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements,

understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

18.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company, the Manager and the Underwriters, severally.

Very truly yours,
ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

ARMOUR CAPITAL MANAGEMENT LP

By:	/s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

B. RILEY FBR, INC.

For themselves and as Representative
of the several Underwriters named
in Schedule A hereto

Accepted and agreed to as of the date first above written:

B. RILEY FBR, INC.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

SCHEDULE A
Underwriters

Underwriters	Aggregate Principal Amount of Shares to be Purchased
B. Riley FBR, Inc.	$18,750,000
Janney Montgomery Scott LLC	14,625,000
Ladenburg Thalmann & Co. Inc.	14,625,000
William Blair & Company, L.L.C.	10,125,000
Boenning & Scattergood, Inc.	1,687,500
BUCKLER Securities LLC	375,000
Incapital LLC	6,937,500
National Securities Corporation	3,937,500
Wedbush Securities Inc.	3,937,500
Total	$75,000,000

SCHEDULE B
Pricing Information
Firm Shares: 3,000,000
Option Shares: 450,000
Dividend Rate: 7.00%
Public offering price: $25.00 per Share
Underwriters’ discount: $0.7875 per Share

SCHEDULE C
Free Writing Prospectuses
Final term sheet as prepared pursuant to Section 4(a)(iii) hereto and filed as an Issuer Free Writing Prospectus by the Company with the Commission on January 23, 2020.

SCHEDULE D
Final Term Sheet
Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-224469
Relating to the Preliminary Prospectus
Supplement, dated January 23, 2020

ARMOUR RESIDENTIAL REIT, INC.
7.00% Series C Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 Per Share)

Final Pricing Term Sheet
January 23, 2020

Issuer	ARMOUR Residential REIT, Inc.
Securities Offered	7.00% Series C Cumulative Redeemable Preferred Stock
Shares Offered	3,000,000 shares
Over-allotment option	450,000 shares
Trade date	January 24, 2020
Settlement and delivery date	January 28, 2020 (T+2)
Public offering price	$25.00 liquidation preference per share; $75,000,000 in aggregate liquidation preference (assuming the over-allotment option is not exercised)
Underwriting discount	$0.7875 per share; $2,362,500 total (assuming the over-allotment option is not exercised)
Net proceeds to the Issuer, before expenses	$24.2125 per share; $72,637,500 total (assuming the over-allotment option is not exercised)
Dividend rate	7.00%
Dividend payment date
The 27th day of each month (provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day), commencing on February 27, 2020.

Dividend record date	The 15th day of each month; the first dividend record date will be February 15, 2020.
Liquidation preference	$25.00 per share
Optional redemption date	On or after January 28, 2025
Conversion rights
Share Cap; 2.613696

Exchange Cap: Subject to certain adjustments, the Exchange Cap will not exceed 7,841,088 shares of the Issuer’s common stock (or equivalent alternative conversion consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares of Series C Preferred Stock is exercised, not to exceed 9,017,251 shares of the Issuer's common stock in total (or equivalent cash, securities or other property or assets (including any combination thereof), as applicable).

NYSE listing symbol	ARR PC
CUSIP	042315 606
ISIN	US0423156068
Joint-Book Running Managers	B. Riley FBR, Inc. Janney Montgomery Scott LLC Ladenburg Thalmann & Co. Inc. William Blair & Company, L.L.C.
Co-Managers	Boenning & Scattergood, Inc. BUCKLER Securities LLC Incapital LLC National Securities Corporation Wedbush Securities Inc.
The issuer has filed a registration statement, including a base prospectus dated April 26, 2018 and a preliminary prospectus supplement, dated January 23, 2020, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC's Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and related preliminary prospectus supplement if you request them from B. Riley FBR, Inc. by calling (703) 312-9580 or by emailing prospectuses@brileyfbr.com.